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                        TRUST AGREEMENT
                              FOR
             JEFFERSON SAVINGS AND LOAN ASSOCIATION
               SUPPLEMENTAL RETIREMENT AGREEMENT

     This Trust Agreement made this 20th day of May, 1998, by and between Jefferson Savings and Loan Association (the
"Association") and Mercantile Bank N.A. (the "Trustee");

     WHEREAS, the Association has adopted the Jefferson Savings and Loan Association Supplemental Retirement Agreement (the "Supplemental Retirement Agreement"), effective November 9, 1993, providing for deferred compensation to David V. McCay (the "Executive").

     WHEREAS, the Association has incurred or expects to incur liability under the terms of the Supplemental Retirement
Agreement;

     WHEREAS, the Association wishes to establish a trust (hereinafter called the "Trust") and, in the event of a Change in Control (as defined in the Supplemental Retirement Agreement), to contribute to the Trust assets that shall be held therein, subject to the claims of the Association's creditors in the event of the Association's Insolvency (as herein defined) until paid to the Executive or his beneficiaries in such manner and at such times as specified in the Supplemental Retirement Agreement;

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Supplemental Retirement Agreement as an unfunded arrangement maintained for the purpose of providing deferred compensation for the Executive, a key management employee, for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended;

     WHEREAS, in the event of a Change in Control, it is the intention of the Association to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Supplemental Retirement Agreement;

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

     Section 1.     Establishment of Trust.

     (a) The Association hereby deposits with the Trustee in trust One Hundred Dollars ($100.00), which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

     (b)  The Trust hereby established shall be irrevocable.

     (c) The Trust is intended to be a grantor trust, of which the Association is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue

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Code of 1986, as amended (the "Code"), and shall be construed accordingly.

     (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Association and shall be used exclusively for the uses and purposes of the Executive and general creditors as herein set forth. The Executive and his beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Supplemental Retirement Agreement and this Trust Agreement shall be mere unsecured contractual rights of the Executive and his beneficiaries against the Association. Any assets held by the Trust will be subject to the claims of the Association's general creditors under federal and state law in the event of its Insolvency.

     (e) The Association, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither the Trustee nor the Executive or his beneficiaries shall have any right to compel such additional deposits.

     (f) Upon a Change in Control or upon Executive's termination of employment for other than Just Cause, as defined in the Supplemental Retirement Agreement, the Association shall, as soon as possible, but in no event longer than ten (10) days following such Change in Control or termination make an irrevocable contribution to the Trust in an amount of cash equal to the present value of the Executive's benefits under the terms of the Supplemental Retirement Agreement as of the date on which the Change in Control or termination occurred. Each calendar year thereafter, the Association shall contribute such additional amount actuarially determined to be necessary to fund the benefits payable to the Executive or his beneficiaries under the Supplemental Retirement Agreement.

     Section 2.     Payments to the Executive and His
Beneficiaries.

     (a) The Association shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of the Executive (and his beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amount so payable, the form in which such amount is to be paid (as provided for or available under the Supplemental Retirement Agreement), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Executive and his beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Supplemental Retirement Agreement and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Association.

     (b)  The entitlement of the Executive or his
beneficiaries to benefits under the Supplemental Retirement
Agreement shall be determined by the Association or such party as it shall designate under the Supplemental Retirement
Agreement, and any claim for such benefits shall be

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considered and reviewed under the procedures set out in the
Supplemental Retirement Agreement.

     (c) The Association may make payment of benefits directly to the Executive or his beneficiaries as they become due under the terms of the Supplemental Retirement Agreement. The Association shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to the Executive or his beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Supplemental Retirement Agreement, the Association shall make the balance of each such payment as it falls due.
The Trustee shall notify the Association when principal and earnings are not sufficient.

     Section 3.     Trustee Responsibility Regarding Payments to
Trust Beneficiary When Association Is Insolvent.

     (a) The Trustee shall cease payment of benefits to the Executive or his beneficiaries if the Association is Insolvent. The Association shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Association is unable to pay its debts as they become due, or (ii) the Association is subject to a receivership proceeding or other similar proceeding under applicable federal or state law.

     (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Association under federal and state law as set forth below.

          (1) The Board of Directors and the Chief Executive Officer of the Association shall have the duty to inform the Trustee in writing of the Association's Insolvency.
     If a person claiming to be a creditor of the Association alleges in writing to the Trustee that the Association has become Insolvent, the Trustee shall determine whether the Association is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to the Executive or his beneficiaries.

          (2) Unless the Trustee has actual knowledge of the Association's Insolvency or has received notice from the Association or a person claiming to be a creditor alleging that the Association is Insolvent, the Trustee shall have no duty to inquire whether the Association is Insolvent. The Trustee may in all events rely on such evidence concerning the Association's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Association's solvency.

          (3) If at any time the Trustee has determined that the Association is Insolvent, the Trustee shall discontinue payments to the Executive or his beneficiaries and shall hold the assets of the Trust for the benefit of the Association's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Executive or his beneficiaries to pursue their right as general creditors of the Association with respect to benefits due under the Supplemental Retirement Agreement or otherwise.


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          (4)  The Trustee shall resume the payment of
     benefits to the Executive or his beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Association is not Insolvent (or is no longer Insolvent).

     (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Executive or his beneficiaries under the terms of the Supplemental Retirement Agreement for the period of such discontinuance, less the aggregate amount of any payments made to the Executive or his beneficiaries by the Association in lieu of the payments provided for hereunder during any such period of discontinuance.

     Section 4.     Payments to Association.

     Except as provided in Section 3 hereof, the Association shall have no right or power to direct the Trustee to return to the Association or to divert to others any of the Trust assets before all payments of benefits have been made to the Executive and his beneficiaries pursuant to the terms of the Supplemental Retirement Agreement.

     Section 5.     Investment Authority.

     The Trustee may invest only in one or a combination of the following: (i) United States government securities, money market instruments, savings accounts, certificates of deposit, or other similar accounts which would have no loss of principal;
(ii) bonds, notes, debentures, mortgages, contracts or other evidence of indebtedness issued by either: (a) the United States government, including its agencies and instrumentalities, or (b) corporations, provided that the debt instrument issued by the corporation is rated at least "AA" or its equivalent by at least two nationally recognized credit quality rating agencies (including, by way of example and not of limitation, Moody's Investors Service and Standard & Poor's) and maturing not later than five years from the date of purchase; provided, however, that in no event may the Trustee purchase "derivative securities," provided further, however, that, for purposes of this Trust Agreement, the term "derivative securities" shall not include mortgage pass-through certificates issued by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA"), or the Federal Home Loan Mortgage Association ("FHLMC").

     Section 6.     Disposition of Income.

     During the term of this Trust Agreement, all income
received by the Trust, net of expenses and taxes, shall be
accumulated and reinvested.
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     Section 7.     Accounting by Trustee

     The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Association and the Trustee. Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Association a written account of its administration of the Trust during such year or during the period from the close of the past preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investment purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

     Section 8.     Responsibility of Trustee.

     (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Association which is contemplated by, and in conformity with, the terms of the Supplemental Retirement Agreement or this Trust Agreement and is given in writing by the Association. In the event of a dispute between the Association and any other party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust Agreement, the Association agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Association does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payments from the Trust property.

     (c) The Trustee may consult with legal counsel (who may also be counsel for the Association generally) with respect to any of its duties or obligations hereunder.

     (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     (e)  The Trustee shall have, without exclusion, all
powers conferred on trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.
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     (f)  Notwithstanding any powers granted to the Trustee
pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust Agreement or the Trust created hereby the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

     Section 9.     Compensation and Expenses of Trustee.

     The Association shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust property.

     Section 10.    Resignation and Removal of Trustee.

     (a) The Trustee may resign at any time by written notice to the Association, which shall be effective thirty (30) days after receipt of such notice unless the Association and the Trustee agree otherwise.

     (b) The Trustee may be removed by the Association on thirty (30) days' notice or upon shorter notice accepted by the Trustee; provided, however, that any Trustee appointed by the Executive pursuant to Section 10(c) or 10(d) may be removed only by the Executive.

     (c) Upon the occurrence of an event described in Section 1(f), the Executive, in his sole discretion, may remove the Trustee and replace it with an independent bank trust department or another independent party that has been granted corporate trustee powers under applicable state law, which entity shall thereafter serve as Trustee hereunder.

     (d) If the Trustee appointed by the Executive pursuant to Section 10(c) resigns within two (2) years after such appointment, the Executive shall select a successor Trustee in accordance with the provisions of Section 10(c) hereof prior to the effective date of the Trustee's resignation or removal.

     (e) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within thirty (30) days after receipt of notice of resignation, removal or transfer, unless the Association and the Executive mutually agree to extend the time limit.

     (f) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph (a) or
(b) of this Section 10. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

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     Section 11.    Appointment of Successor.

     If the Trustee resigns or is removed in accordance with
Section 10, the Association or the Executive, whichever shall have the right under Section 10 to appoint a trustee under the circumstances, may appoint any independent third party, such as a bank trust department or other party that has been granted corporate trustee powers under applicable state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Association or the successor Trustee to evidence the transfer.

     Section 12.    Amendment or Termination.

     (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Association. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Supplemental Retirement Agreement or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

     (b) The Trust shall not terminate until the date on which the Executive and his beneficiaries are no longer entitled to benefits pursuant to the terms of the Supplemental Retirement
Agreement. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Association.

     (c) Upon written approval of the Executive or beneficiaries entitled to payment of benefits pursuant to the terms of the Supplemental Retirement Agreement, the Association may terminate this Trust prior to the time all benefit payments under the Supplemental Retirement Agreement have been made. All assets in the Trust at termination shall be returned to the Association.
     (d)  Sections 1(c), 1(e), 1(f), 2, 3, 4, 5, 10(b), 10(c),
10(d), 11(a), 11(b), 12(a), 12(b) and 12(d) of this Trust
Agreement may not be amended by the Association for two (2) years following a Change in Control, as defined in the Supplemental Retirement Agreement.

     Section 13.    Miscellaneous.

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provision hereof.

     (b)  Benefits payable to the Executive and his
beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged,
encumbered or subjected to attachment, garnishment, levy,
execution or other legal or equitable process.
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     (c)  This Trust Agreement shall be governed by and
construed in accordance with the laws of the state of Missouri.

     (d) This Trust Agreement shall be binding upon the Association and its successors and upon the Trustee and its successors.

     Section 14.    Effective Date.

     The effective date of this Trust Agreement shall be May
20, 1998.

                     JEFFERSON SAVINGS AND LOAN ASSOCIATION



                     By:  /s/ Frank C. Bick
                          ------------------------


                     MERCANTILE BANK N.A.



                     By:  /s/ Linda Lockwood
                          -------------------------

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